Exhibit 21.1
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                                                   JURISDICTION OF                    D/B/A
              ENTITY                               INCORPORATION                 JURISDICTION

Victor Capital Group, L.P.                             Delaware
Vic, Inc.                                              Delaware                      Vic NY
VCG Montreal Management, Inc.                          New York
Victor Asset Management, Inc.                          New York
970 Management LLC                                     New York
VP Metropolis Services, L.L.C.                        New Jersey
Natrest Funding I, Inc.                                Delaware
IPJ Funding Corp.                                      Delaware
CT Convertible Trust I                                 Delaware
CT-BB Funding Corp.                                    Delaware
BB Real Estate Investment Corp.                        Delaware
CT-F1, LLC                                             Delaware
CT-F2-GP, LLC                                          Delaware
CT-F2-LP, LLC                                          Delaware
CT Investment Management Co., LLC                      Delaware
CT Mezzanine Partners I LLC                            Delaware
CT MP II LLC                                           Delaware
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